Exhibit 10.1

MARVELL TECHNOLOGY GROUP LTD.

2000 EMPLOYEE STOCK PURCHASE PLAN

AS AMENDED AND RESTATED AS OF OCTOBER 31, 2011

1. Purpose. This Plan is intended to allow Employees of the Company and its Designated Subsidiaries to purchase Common Stock through accumulated Payroll deductions. This Plan includes two components: a Code Section 423 Plan Component and a Non-423 Plan Component. The Company’s intention is to have the Code Section 423 Plan Component qualify as an “employee stock purchase plan” under Section 423 of the Code (although the Company makes no undertaking or representation to maintain such qualification). The provisions of the Code Section 423 Plan Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Purchase Rights under the Non-423 Plan Component that do not qualify under Section 423 of the Code, pursuant to rules, procedures or sub-plans adopted by the Administrator that are designed to achieve tax, securities laws or other objectives for Participants and/or the Company. Except as otherwise indicated, the Non-423 Plan Component will operate and be administered in the same manner as the Code Section 423 Plan Component.

2. Defined Terms. The meanings of defined terms (generally, capitalized terms) in this Plan are provided in Section 23 (“Glossary”).

3. Eligibility.

(a) Participation. Any person who is an Employee on an Offering Date shall be eligible to participate in this Plan during the corresponding Offering Period, subject to the limitations in Sections 3(b) and 3(c).

(b) No Participation by Five-Percent Shareholders. Notwithstanding Section 3(a), an Employee shall not participate in this Plan during an Offering Period if immediately after the grant of a Purchase Right on the Offering Date, the Employee (or any other person whose stock would be attributed to the Employee under Section 424(d) of the Code) would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary. For this purpose, an Employee is treated as owning stock that he or she could purchase by exercise of Purchase Rights or other options.

(c) $25,000 Annual Limitation. Notwithstanding Section 3(a), no Employee will be granted a Purchase Right under the Plan to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent of the Company accrue at a rate, which exceeds $25,000 worth of stock (determined at the Fair Market Value of the stock at the time such Purchase Right is granted) for each calendar year in which such Purchase Right is outstanding at any time, determined in accordance with Section 423 of the Code and the regulations thereunder.

4. Offering Periods. Except as otherwise determined by the Administrator:

(a) the first Offering Period after the Restatement Effective Date shall begin on December 8, 2011;

(b) a new Offering Period shall begin on the first trading day on or immediately following each June 8th and December 8th while this Plan is in effect;

(c) the duration of each Offering Period shall be approximately 24 months (measured starting from the applicable Offering Date and ending on the trading day immediately prior to the June 8th or December 8th, as applicable, occurring approximately 24-months thereafter);

(d) the Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter;

(e) notwithstanding Section 4(d), in no event shall an Offering Period in the Code Section 423 Component have a duration in excess of 27 months; and

(f) an Offering Period shall terminate on the first date that no Participant is enrolled in it.

5. Participation.

(a) An Employee may become a Participant in this Plan by: (i) completing a subscription agreement, in such form as the Administrator may approve from time to time, and delivering it to the Administrator or (ii) following an electronic enrollment procedure determined by the Administrator, in either event, by 5 p.m. Pacific time on the applicable Offering Date, unless another time for filing the subscription agreement is set by the Administrator for all Employees with respect to a given Offering Period. For purposes herein, a subscription agreement and its analogous electronic enrollment form will both be referred to as the “subscription agreement.” The subscription agreement shall authorize Payroll deductions pursuant to this Plan and shall have such other terms as the Administrator may specify from time to time.

(b) At the end of an Offering Period, each Participant in the Offering Period who remains an Employee shall be automatically enrolled in the next succeeding Offering Period (a “Re-enrollment”) unless, in a manner and at a time specified by the Administrator, but in no event later than 5 p.m. Pacific time on the Offering Date of such succeeding Offering Period, the Participant notifies the Administrator in writing that the Participant does not wish to be re-enrolled. Re-enrollment shall be at the withholding percentage specified in the Participant’s most recent subscription agreement. No Participant shall be automatically re-enrolled whose participation has terminated by operation of Section 10.

(c) If the Fair Market Value of a share of Common Stock on any Offering Date is less than it was on the first day of a then-concurrent Offering Period, each Participant in the concurrent Offering Period shall automatically be withdrawn from such concurrent Offering Period and shall become a Participant in the commencing Offering Period. Participation shall be at the withholding percentage specified in the Participant’s most recent (as of 5 p.m. Pacific time on the relevant Offering Date) subscription agreement. No Participant shall be automatically re-enrolled whose participation in this Plan has terminated by operation of Section 10.

6. Payroll Deductions.

(a) Payroll deductions under this Plan shall be in whole percentages, from a minimum of 1% up to a maximum (not to exceed 15%) established by the Administrator from time to time, as specified by the Participant in his or her subscription agreement in effect on the first day of an Offering Period. Payroll deductions for a Participant shall begin with the first payroll payment date of the Offering Period and shall end with the last payroll payment date of the Offering Period, unless sooner terminated by the Participant as provided in Section 10.

(b) A Participant’s Payroll deductions shall be credited to his or her account under this Plan. A Participant may not make any additional payments into his or her account.

(c) A Participant may reduce his or her Payroll deductions by any whole percentage (but not below 1%) at any time during an Offering Period, which will become effective as soon as administratively practicable. A Participant may change his or her Payroll deductions during an Offering Period on or before a date prescribed by the Administrator, effective as of the first business day after the next Purchase Date, by delivering a new subscription agreement authorizing the change in payroll deduction in the form (electronic or other procedure) provided by the Administrator for such purpose. Notwithstanding the foregoing, the Administrator may, in its sole discretion, limit the nature and/or number of Payroll deduction rate changes that may be made by Participants during any Offering Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a Participant’s Payroll deductions may be decreased to 0% at any time during the Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, Payroll deductions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(e) Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of Payroll deductions if (i) Payroll deductions are not permitted under applicable local law, and (ii) the Participant is participating in the Non-423 Plan Component or the Administrator determines that cash contributions are permissible under Section 423 of the Code.

7. Purchase Rights.

(a) Grant of Purchase Rights. On the Offering Date of each Offering Period, each Participant will be granted a Purchase Right to purchase on each Purchase Date during such Offering Period (at the applicable purchase price) up to a number of shares of Common Stock determined by dividing such Participant’s Payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date by the applicable purchase price; provided that in no event will a Participant be permitted to purchase (x) on each Purchase Date more than 7,500 shares of Common Stock and (y) during each Offering Period more than 30,000 shares of Common Stock, in each case, subject to any adjustment pursuant to Section 17, and provided further that such purchase will be subject to the limitations set forth in Sections 3(b), 3(c) and 12. The Participant may accept the grant of such Purchase Right with respect to an Offering Period by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during each Offering Period, subject to the limitations set forth in Sections 3(b), 3(c) and 12. Exercise of the Purchase Right will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The Purchase Right will expire on the last day of the Offering Period.

(b) Terms of Purchase Rights. Except as otherwise determined by the Administrator, each Purchase Right shall have the following terms:

(i) The per-share price of the shares subject to a Purchase Right shall be 85% of the lower of the Fair Market Value of a share of Common Stock on (a) the Offering Date on which the Purchase Right was granted and (b) the Purchase Date.

(ii) Payment for shares purchased by exercise of Purchase Rights shall be made only through Payroll deductions under Section 6.

(iii) Upon purchase or disposition of shares acquired by exercise of a Purchase Right, the Participant shall pay, or make provision satisfactory to the Administrator for payment of, all tax (and similar) withholdings that the Administrator determines, in its discretion, are required due to the acquisition or disposition, including without limitation any such withholding that the Administrator determines in its discretion is necessary to allow the Company and its Subsidiaries to claim tax deductions or other benefits in connection with the acquisition or disposition.

(iv) During his or her lifetime, a Participant’s Purchase Right is exercisable only by the Participant.

(v) Purchase Rights will in all respects be subject to the terms and conditions of this Plan, as interpreted by the Administrator from time to time.

8. Purchase Dates; Purchase of Shares; Refund of Excess Cash.

(a) The Administrator shall establish one or more Purchase Dates for each Offering Period. Unless otherwise determined by the Administrator, the trading day immediately prior to each June 8 and December 8 in an Offering Period shall be a Purchase Date.

(b) Except as otherwise determined by the Administrator, and subject to subsection (c), below, each then-outstanding Purchase Right shall be exercised automatically on each Purchase Date, following addition to the Participant’s account of that day’s Payroll deductions, to purchase the maximum number of full shares of Common Stock at the applicable price using the Participant’s accumulated Payroll deductions. No fractional shares of Common Stock will be purchased; any Payroll deductions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be promptly refunded to a Participant after a given Purchase Date. To the extent that Payroll deductions accumulate in a Participant’s account that exceed the aggregate purchase price of the maximum amount of shares purchasable on a given Purchase Date, such excess amounts will be promptly refunded to a Participant after the given Purchase Date.

(c) The shares purchased upon exercise of a Purchase Right shall be deemed to be transferred to the Participant on the Purchase Date.

9. Registration and Delivery of Share Certificates.

(a) Shares purchased by a Participant under this Plan will be registered in the name of the Participant, or in the name of the Participant and his or her spouse, or in the name of the Participant and joint tenant(s) (with right of survivorship), as designated by the Participant.

(b) As soon as administratively feasible after each Purchase Date, the Company shall deliver to the Participant a certificate representing the shares purchased upon exercise of a Purchase Right. If approved by the Administrator in its discretion, the Company may instead (i) deliver a certificate (or equivalent) to a broker for crediting to the Participant’s account or (ii) make a notation in the Participant’s favor of non-certificated shares on the Company’s stock records.

10. Withdrawal; Termination of Employment.

(a) A Participant may withdraw all, but not less than all, the Payroll deductions credited to his account under this Plan before a Purchase Date by giving written notice to the Administrator, in a form the Administrator prescribes from time to time, at least 15 days before the Purchase Date. Payroll deductions will then cease as to the Participant, no purchase of shares will be made for the Participant on the Purchase Date, and all Payroll deductions then credited to the Participant’s account will be refunded promptly.

(b) Upon termination of a Participant’s Continuous Employment for any reason, including retirement or death, all Payroll deductions credited to the Participant’s account will be promptly refunded to the Participant or, in the case of death, to the person or persons entitled thereto under Section 14, and the Participant’s Purchase Right will automatically terminate.

(c) A Participant’s withdrawal from an offering will not affect the Participant’s eligibility to participate in a succeeding offering or in any similar plan that may be adopted by the Company.

11. Use of Funds; No Interest. Amounts withheld from Participants under this Plan shall constitute general funds of the Company, may be used for any corporate purpose, and need not be segregated from other funds unless otherwise required under local law, as determined by the Administrator (in which case, the affected Purchase Rights will be granted under the Non-423 Plan Component, if necessary). No interest shall accrue on a Participant’s Payroll deductions, except as may be required by applicable law, as determined by the Administrator, for Participants in the Non-423 Plan Component (or the Code Section 423 Plan Component if permitted under Code Section 423).

12. Number of Shares Reserved.

(a) The following numbers of shares of Common Stock are reserved for issuance under this Plan, and such number may be issued at any time before termination of this Plan (for the avoidance of doubt, all share numbers in this Section 12 reflect share numbers as adjusted for two separate 2 for 1 stock splits adopted by the Board in February 2004 and February 2006, respectively, and approved by the shareholders at the 2004 annual general meeting of shareholders held on May 28, 2004 and the 2006 annual general meeting of shareholders held on June 9, 2006, respectively):

(i) Beginning the date of approval of this Plan by the shareholders of the Company, 4,000,000 shares of Common Stock; and

(ii) Beginning the first business day of each calendar year starting January 1, 2010 or after, the lesser of an additional (A) 8,000,000 shares of Common Stock, or (B) 1.5% of the outstanding shares of capital stock on such date, or (C) an amount determined by the Board (provided that the amount approved by the Board shall not be greater than (A) or (B)). As of the Restatement Effective Date, 53,871,612 shares had been added to this Plan through the operation of prior versions of this Section 12(a)(ii). As of the Restatement Effective Date, 20,740,579 shares were available for issuance under this Plan.

(b) If the total number of shares that would otherwise be subject to Purchase Rights granted on an Offering Date exceeds the number of shares then available under this Plan (after deduction of all shares for which Purchase Rights have been exercised or are then exercisable), the Administrator shall make a pro-rata allocation of the available shares in a manner that it determines to be as uniform and equitable as practicable. In such event, the Administrator shall give written notice of the reduction and allocation to each Participant.

(c) The Administrator may, in its discretion, transfer shares reserved for issuance under this Plan into a plan or plans of similar terms, as approved by the Board, providing for the purchase of shares of Common Stock to employees of Designated Subsidiaries that do not (or do not thereafter) participate in this Plan. Such additional plans may, without limitation, provide for variances from the terms of this Plan to take into account special circumstances (such as foreign legal restrictions) affecting the employees of the Designated Subsidiaries.

13. Administration. This Plan shall be administered by the Board or by such directors, officers, and employees of the Company as the Board may select from time to time (the “Administrator”). All costs and expenses incurred in administering this Plan shall be paid by the Company, provided that any taxes applicable to an Employee’s participation in this Plan may be charged to the Employee by the Company. The Administrator may make such rules and regulations as it deems necessary to administer this Plan and to interpret any provision of this Plan, and shall apply those rules and regulations so that all employees granted options under the Plan have the same rights and privileges (except that the right to purchase stock under the Plan may bear a uniform relationship to total compensation). Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Non-423 Plan Component to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Further, the Administrator is authorized to adopt sub-plans applicable to particular Designated Subsidiaries or locations under the Non-423 Plan Component. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 12(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. Any determination, decision, or action of the Administrator in connection with the construction, interpretation, administration, or application of this Plan or any right granted under this Plan shall be final, conclusive, and binding upon all persons, and no member of the Administrator shall be liable for any such determination, decision, or action made in good faith.

14. Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under this Plan in the event of the Participant’s death.

(b) A designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant, and in the absence of a beneficiary validly designated under this Plan who is living at the time of the Participant’s death, the Administrator shall deliver such shares and/or cash to the executor or administrator of the Participant’s estate, or if no such executor or administrator has been appointed (to the Administrator’s knowledge), the Administrator, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant or, if no spouse, dependent, or relative is known to the Administrator, then to such other person as the Administrator may designate.

15. Transferability. Neither Payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of a Purchase Right or to receive shares under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw funds in accordance with Section 10.

16. Reports. Individual accounts will be maintained for each Participant in this Plan. Statements of account will be given to participating Employees promptly following each Purchase Date, setting forth the amounts of Payroll deductions, per-share purchase price, number of shares purchased, and remaining cash balance, if any.

17. Adjustments upon Changes in Capitalization.

(a) Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each unexercised Purchase Right and the number of shares of Common Stock authorized for issuance under this Plan but not yet been placed under a Purchase Right (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each unexercised Purchase Right, shall be proportionately adjusted for any change in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any change in the number of shares of Common Stock effected without receipt of consideration by the Company (not counting shares issued upon conversion of convertible securities of the Company as “effected without receipt of consideration”). Such adjustment shall be made by the Board and shall be final, binding, and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no consequent adjustment shall be made with respect to, the number or price of shares of Common Stock subject to a Purchase Right.

(b) In the event of the proposed dissolution or liquidation of the Company, the then-current Offering Period will terminate immediately before the consummation of the proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the Company’s assets, or the merger of the Company with or into another corporation (if the Company’s shareholders own less than 50% of the total outstanding voting power in the surviving entity or a parent of the surviving entity after the merger), each Purchase Right under this Plan shall be assumed or an equivalent purchase right shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless the successor corporation does not agree to assume the Purchase Rights or to substitute equivalent purchase rights, in which case the Board may, in lieu of such assumption or substitution, accelerate the exercisability of Purchase Rights and allow Purchase Rights to be exercisable as to shares as to which they would not otherwise be exercisable, on terms and for a period that the Board determines in its discretion. To the extent that the Board accelerates exercisability of Purchase Rights as described above, it shall promptly so notify all Participants in writing.

(c) The Board may, in its discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding Purchase Right, if the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding Common Stock, or if the Company consolidates with or merges into any other corporation, in a transaction not otherwise covered by this Section 17.

18. Amendment or Termination.

(a) The Board may at any time terminate or amend this Plan. No amendment may be made without prior approval of the shareholders of the Company (obtained in the manner described in Section 20) if it would increase the number of shares that may be issued under this Plan.

(b) The Board may elect to terminate any or all outstanding Purchase Rights at any time, except to the extent that exercisability of such Purchase Rights has been accelerated pursuant to Section 17(b). If this Plan is terminated, the Board may also elect to terminate Purchase Rights upon completion of the purchase of shares on the next Purchase Date or to permit Purchase Rights to expire in accordance with their terms (with participation to continue through such expiration dates). If Purchase Rights are terminated before expiration, any funds contributed to this Plan that have not been used to purchase shares shall be refunded to Participants as soon as administratively feasible.

19. Notices. All notices or other communications by a Participant to the Company or the Administrator under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for that purpose.

20. Shareholder Approval. This Plan was submitted to and approved by the shareholders of the Company for their approval within 12 months after the date this Plan was adopted by the Board.

21. Conditions upon Issuance of Shares.

(a) Shares shall not be issued with respect to a Purchase Right unless the exercise of such Purchase Right and the issuance and delivery of such shares pursuant thereto complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of a Purchase Right, the Company may require the person exercising such Purchase Right to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan. This Plan became effective upon its initial approval by the shareholders of the Company on June 17, 2000 as described in Section 20. It shall continue in effect for a term of 20 years unless sooner terminated under Section 18.

23. Glossary. The following definitions apply for purposes of this Plan:

(a) “Administrator” means the Board or the persons appointed by the Board to administer this Plan pursuant to Section 13.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Code Section 423 Plan Component” means the component of this Plan that is intended to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the Code Section 423 Plan Component shall be construed, administered and enforced in accordance with Section 423(b).

(e) “Common Stock” means the Common Shares of the Company.

(f) “Company” means Marvell Technology Group Ltd., a Bermuda company.

(g) “Continuous Employment” means the absence of any interruption or termination of service as an Employee. Continuous Employment shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that either (i) the leave does not exceed 90 days or (ii) re-employment upon expiration of the leave is guaranteed by contract or statute.

(h) “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board from time to time in its sole discretion to participate in this Plan. The Administrator will determine whether Employees of any Designated Subsidiary shall participate in the Code Section 423 Plan Component or the Non-423 Plan Component.

(i) “Employee” means any person, including an officer, who is customarily employed for at least 20 hours per week and five months per year by the Company or one of its Designated Subsidiaries, other than an employee of a Designated Subsidiary under the Non-423 Plan Component, who, as of the Offering Date, is otherwise determined ineligible for participation in the Non-423 Plan Component, at the discretion of the Administrator. Whether an individual qualifies as an Employee shall be determined by the Administrator, in its sole discretion, by reference to Section 3401(c) of the Code and the regulations promulgated thereunder; unless the Administrator makes a contrary determination, the Employees of the Company shall, for all purposes of this Plan, be those individuals who satisfy the customary employment criteria set forth above and are carried as employees by the Company or a Designated Subsidiary for regular payroll purposes. Notwithstanding the foregoing, for Purchase Rights granted under the Non-423 Plan Component, Employee shall also mean any other employee of a Designated Subsidiary to the extent that local law requires participation in the Plan to be extended to such employee, as determined by the Administrator.

(j) “Fair Market Value” means as, as of any date, the value of Common Stock as follows:

(i) If the Common Stock is quoted on an established stock exchange or national market system, including without limitation the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) National Market System, Fair Market Value shall be the closing sales price (or the closing bid, if no sales are reported) as quoted on that exchange or system for the day of the determination, as reported in The Wall Street Journal or an equivalent source, or if the determination date is not a trading day, then on the most recent preceding trading day;

(ii) If the Common Stock is quoted on NASDAQ (but not on the National Market System) or regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of the determination, or on the most recent preceding trading day if the determination date is not a trading day; or

(iii) In the absence of an established market for the Common Stock, Fair Market Value shall be determined by the Administrator.

(k) “Non-423 Plan Component” means a component of this Plan that is not intended to meet the requirements set forth in Section 423(b) of the Code, as amended.

(l) “Offering Date” means the first trading day of an Offering Period.

(m) “Offering Period” means a period established by the Administrator pursuant to Section 4 during which Payroll deductions are accumulated from Participants and applied to the purchase of Common Stock. The duration and timing of an Offering Period may be changed pursuant to Sections 4 and 18.

(n) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(o) “Participant” means an Employee who has elected to participate, or has been deemed to participate by means of an automatic enrollment, in this Plan pursuant to Section 5.

(p) “Payroll” means all regular, straight-time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation or payments, bonuses, and commissions.

(q) “Plan” means this Marvell Technology Group Ltd. 2000 Employee Stock Purchase Plan, as amended and restated, which includes a Code Section 423 Plan Component and a Non-423 Plan Component.

(r) “Purchase Date” means such trading days during each Offering Period as may be established by the Administrator for the purchase of Common Stock pursuant to Section 8.

(s) “Purchase Right” means a right to purchase Common Stock granted pursuant to Section 7.

(t) “Restatement Effective Date” means October 31, 2011, the date of the amendment and restatement of the Plan.

(u) “Subsidiary” means, from time to time, any corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or another Subsidiary of the Company.